EXHIBIT 10.2

AMENDMENT TO PROMISSORY NOTE

This Amendment (this “Amendment”) to certain Promissory Notes issued to Leading Group Limited or its registered assigns or successors in interest (the “Payee”) as a loan to Healthcare AI Acquisition Corp., a Cayman Islands exempted company (the “Maker”): (i) the first dated as of May 28 2025, in the amount of $30,502.20 (the “Note 1”), and (ii) the second, dated as of August 19, 2025, in the amount of $711,619.15 (“Note 2”), is made and entered into effective as of May 6, 2026 (the “Effective Date”) by Maker and Payee, together referred to as the “Notes”. All capitalized terms not defined in this Amendment will have the meanings given to them in the Notes. Both Notes are identical as to the terms and conditions but for the Principal Amounts, as such term is reflected and defined by the respective Notes.

RECITALS

WHEREAS, Maker and Payee agreed to extend the maturity date of the Notes; and

WHEREAS, Maker and Payee desire and have agreed to amend the only the expiration date of the Notes as set forth below.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Maturity Date. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“1. Principal. The principal balance of this Note shall be payable promptly after the date on which is the earliest of (i) the date on which the Maker consummates an initial business combination (a “Business Combination”) with a target business (as described in its initial public offering prospectus dated December 09, 2021 (the “Prospectus”)), (ii) the date on which the Merger Agreement is terminated in accordance with its terms (the “Termination”), (iii) the liquidation of the Maker on or before the expiration of the time available under the Maker’s certificate of incorporation for the Maker to consummate a business combination, or such later liquidation date as may be approved by Maker’s stockholders (a “Liquidation”), or (iv) October 14, 2026.”

2. No Other Amendments. Wherever necessary, all other terms of the Notes are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the respective Notes shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

Healthcare AI Acquisition Corp.

By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

Accepted and Agreed:

Leading Group Limited

By:	/s/ Zhang Li
Name:	Zhang Li
Title:	Director